THIRD SUPPLEMENTAL INDENTURE dated as of April 20, 1993 between TEREX CORPORATION, a Delaware corporation (the
"Company"), and CONTINENTAL BANK, NATIONAL ASSOCIATION (formerly known as Continental Illinois National Bank and Trust Company of
Chicago) (the "Trustee").

          WHEREAS, the Company, and Clark Equipment Limited, a Kentucky corporation, Terex Equipment Limited, an entity organized under the laws of Scotland, and Clark Equipment GmbH, an entity organized under the laws of Germany (collectively, the "Guarantors"), as guarantors, and the Trustee are parties to an Indenture dated as of June 30, 1987 providing for the issuance of the Company's 13-1/2% Senior Subordinated Notes due July 1, 1997 (the "Securities"), as amended by the First Supplemental Indenture dated as of August 24, 1988 and the Second Supplemental Indenture dated as of July 31, 1992 (together, the "Indenture");

          WHEREAS, the Company, the Guarantors and the Trustee desire to amend the Indenture, pursuant to Section 9.01 thereof, to correct certain ambiguities, defects and inconsistencies in the Indenture to the extent permitted by the Trust Indenture Act of 1939; and

          WHEREAS, the definition of "Intangible Assets" as defined and used in the definition of "Tangible Net Worth" in
Section 1.01 of the Indenture should be clarified so that the parenthetical in clause (i) thereof includes all write-ups, capitalized costs and adjustments in connection with the Acquisition or the financing thereof.

          NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities.

                            ARTICLE 1

                   AMENDMENT TO THE INDENTURE

Section 1.01.

          The definition of "Tangible Net Worth" in Section 1.01 of the Indenture is hereby amended by inserting the following sentence at the end of such definition:

          "Notwithstanding any provision herein to the contrary, Intangible Assets shall not include any write-ups, any capitalized costs or any adjustments in connection with the Clark Acquisition or the financing and refinancing consummated concurrently therewith including, without limitation, debt discount, issue and financing costs, goodwill and other intangibles resulting from or arising in connection with the Clark Acquisition or such financing and refinancing."


                            ARTICLE 2

                          MISCELLANEOUS

Section 2.01.

          The amendment to the Indenture effected hereby shall be binding upon all Holders of the Securities, their transferees and assigns. All Securities issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the amendment to the Indenture effected hereby.

Section 2.02.

          All terms used in this Third Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture unless the context of this Third
Supplemental Indenture otherwise requires.

Section 2.03.

          This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

Section 2.04.

          The recitals contained in this Third Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

                              SIGNATURES



Dated as of April 20, 1993         TEREX CORPORATION



                                   By__________________________
                                     Name:
                                     Title:
ATTEST:


____________________________



Dated as of April 20, 1993         CONTINENTAL BANK, NATIONAL
                                     ASSOCIATION
                                        (formerly known as
                                        CONTINENTAL ILLINOIS
                                        NATIONAL BANK AND TRUST
                                        COMPANY OF CHICAGO),
                                        as Trustee



                                   By___________________________
                                     Name:
                                     Title:
ATTEST:


____________________________

                                   GUARANTORS:

Dated as of April 20, 1993         CLARK EQUIPMENT LIMITED



                                   By:_____________________________
                                      Name:
                                      Title:
ATTEST:


___________________________
                                   TEREX EQUIPMENT LIMITED



                                   By:_____________________________
                                      Name:
                                      Title:
ATTEST:


____________________________

                                   CLARK EQUIPMENT GmbH



                                   By:_____________________________
                                      Name:
                                      Title:
ATTEST:


___________________________

______________________________________________________________________
______________________________________________________________________



                           TEREX CORPORATION

                              $50,000,000

                    13-1/2% Senior Subordinated Notes

                           due July 1, 1997

                   _________________________________

                     THIRD SUPPLEMENTAL INDENTURE

                      Dated as of April 20, 1993

                   ________________________________

                CONTINENTAL BANK, NATIONAL ASSOCIATION

       (FORMERLY KNOWN AS CONTINENTAL ILLINOIS NATIONAL BANK AND
                 TRUST COMPANY OF CHICAGO), as Trustee


______________________________________________________________________
______________________________________________________________________